SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                 Date of Report (Date of earliest event reported):
                                   June 13, 2001


                       KANSAS CITY SOUTHERN INDUSTRIES, INC.
                       -------------------------------------
                (Exact name of company as specified in its charter)


       DELAWARE                  1-4717                   44-0663509
---------------------         -------------           -------------------
(State or other jurisdiction  (Commission file           (IRS Employer
   of incorporation)             number)              Identification Number)


                 114 West 11th Street, Kansas City, Missouri 64105
                 -------------------------------------------------
                (Address of principal executive offices) (Zip Code)


                 Company's telephone number, including area code:
                                 (816) 983 - 1303

                                  Not Applicable

           (Former name or former address if changed since last report)

Item 5.     Other Events

On June 13, 2001, Transportacion Maritima Mexicana, S.A. de C.V. ("TMM") and Kansas City Southern Industries, Inc. ("KCSI" or "Company") announced that Transportacion Ferroviaria Mexicana, S.A. de C.V. ("TFM") will acquire the Mexican government's 24.6% ownership of Grupo TFM. The acquisition of the Mexican government's ownership is planned to occur during the third quarter of 2001.




Item 7.     Financial Statements and Exhibits

(c)         Exhibits

            Exhibit No.                         Document

            (99)                                Additional Exhibits

            99.1 Press Release issued by TMM, TFM and KCSI dated June 13, 2001 entitled, "TFM To Purchase Mexican Government's Share of Grupo TFM", is attached hereto as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Kansas City Southern Industries, Inc.


Date: June 18, 2001                         By: /s/  Louis G. Van Horn
                                               ----------------------------
                                                    Louis G. Van Horn
                                             Vice President and Comptroller
                                             (Principal Accounting Officer)

EXHIBIT 99.1

TMM COMPANY CONTACT:                     AT THE FINANCIAL RELATIONS BOARD:
Brad Skinner, Senior Vice President,     Tad Gage (generalist investors)
Investor Relations                       (312) 640-6745  (tgage@frb.bsmg.com)
011-525-629-8725                         Kristine Walczak (analysts)
(brad.skinner@tmm.com.mx)                (312) 640-6723  (kwalczak@frb.bsmg.com)
                                         Tim Grace (media)
                                         (312) 274-2240 (tgrace@frb.bsmg.com)
TFM COMPANY CONTACT:
Mario Gonzalez, Chief Financial Officer
011-525-447-5811
(magonzalez@gtfm.com)

KSU COMPANY CONTACT:

William H. Galligan, AVP-Corporate Affairs
816-983-1551
(william.h.galligan@kcsr.com)




                   TFM TO PURCHASE MEXICAN GOVERNMENT'S SHARE OF
                                     GRUPO TFM

(Mexico City, June 13, 2001) - Transportacion Maritima Mexicana, S.A. de C.V. (NYSE: TMM and TMM/A), and Kansas City Southern Industries (NYSE: KSU), both owners in Mexico's busiest railway, Transportacion Ferroviaria Mexicana, S.A. de C.V. (TFM), announced that TFM will acquire the Mexican government's 24.6% ownership of Grupo TFM. The acquisition of the government's ownership is planned to occur during the third quarter of 2001.

The Mexican  government's  24.6%  share of Grupo TFM is valued at  approximately
$249 million. Subtracted from that total purchase price will be approximately $81 million, which constitutes the proceeds from TFM's sale of the Hercules-Mariscala Line, a redundant 18-mile rail line that has been sold to the government. The remaining portion of the purchase price will be paid at the TFM level from a combination of cash and debt financing. The purchase will eliminate the government's ownership in Grupo TFM.

Headquartered   in  Mexico  City,   TMM  is  the  premier   Mexican   multimodal
transportation company and logistics provider. Through its branch offices and network of subsidiary companies, Grupo TMM provides a dynamic combination of ocean and land transportation services within Mexico. TMM also has an ownership interest in Transportacion Ferroviaria Mexicana (TFM). Visit Grupo TMM's web site at http://www.tmm.com.mx. The site offers Spanish/English language options. For free fax on demand information, dial 1-800-PRO-INFO and enter the company's symbol: TMM.

KSU is a transportation holding company whose primary subsidiary, The Kansas City Southern Railway Company, is one of seven Class I railroads in the United States. KSU also owns the Gateway Western Railway, as well as having investments in the Texas Mexican Railway, Transportacion Ferroviaria Mexicana (TFM) and the Panama Canal Railway Company. The combined rail network comprises approximately 6,000 miles of rail lines that link commercial and industrial markets in the United States and Mexico.

TFM carries over 40% of Mexico's rail cargo and connects with the U.S. rail system at the primary Mexican-United States rail gateway of Laredo, Texas. Visit TFM's web site at http://www.gtfm.com.mx. The site offers Spanish/English language options.

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Included in this press release are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made. Actual results could differ materially from those included in such forward-looking statements. Readers are cautioned that all forward-looking statements involve risks and uncertainty. The following factors could cause actual results to differ materially from such forward-looking statements: global, US and Mexican economic and social conditions; the effect of the North American Free Trade Agreement on the level of US-Mexico trade; the condition of the world shipping market; the success of the Company's investment in TFM, S.A.
de  C.V.  and  other  new  businesses;   risks  associated  with  the  Company's
reorganization and asset sale programs; the ability of the Company to reduce corporate overhead costs; the ability of management to manage growth and successfully compete in new businesses, and, if necessary, the ability of the Company to refinance its indebtedness on favorable terms. These risk factors and additional information are included in the Company's reports on Form 6-K and 20-F on file with the Securities and Exchange Commission.

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